Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	January 18, 2018		574-235-2000

1st Source Corporation Reports Record Earnings,
History of Increased Dividends Continues
QUARTERLY HIGHLIGHTS

•	Net income improved to $17.99 million, up 18.19% over the fourth quarter of 2016. Diluted net income per common share increased to $0.69 from the prior year's fourth quarter of $0.58.

•	One-time tax benefit of $2.61 million from the revaluation of net deferred tax liabilities.

•	Return on average assets increased to 1.23% and return on average common shareholders' equity improved to 9.93% from 1.11% and 8.96%, respectively, in the fourth quarter of 2016.

•	Net charge-offs of $2.11 million and nonperforming assets to loans and leases of 0.67% compared to $1.10 million and 0.70%, respectively, in the fourth quarter of 2016.

•	Average loans and leases grew $296.88 million, up 7.15% from the fourth quarter of 2016.

•	Average deposits grew $283.92 million, up 6.45% from the fourth quarter of 2016.

•	Net interest income increased $5.43 million, up 12.52% from the fourth quarter of 2016.

•	Noninterest income increased $3.32 million, up 14.83% from the fourth quarter of 2016 (13.12% excluding leased equipment depreciation).

•	Noninterest expenses increased $5.55 million or 13.29% from the fourth quarter of 2016 (12.27% excluding leased equipment depreciation).
South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $68.05 million for the year of 2017, an increase of 17.76% compared to $57.79 million earned in 2016. Fourth quarter net income was $17.99 million, an increase of 18.19% compared to $15.23 million earned in the fourth quarter of 2016. The annual net income comparison was impacted by both positive and negative pre-tax items. It was positively impacted by gains on the sale of investment securities of $4.34 million and gains on the sale of fixed assets and leased equipment of $1.08 million. These positives were partially offset by contributions to the 1st Source Foundation of $2.54 million and software and consulting costs of $1.31 million for the design and implementation planning of Salesforce®, a customer relationship management (CRM) system. Also, the revaluation of net deferred tax liabilities due to the federal tax rate reduction as part of the Tax Cuts and Jobs Act resulted in a one-time tax benefit of $2.61 million.
Diluted net income per common share for the year was a record high at $2.60 up significantly from the $2.22 earned a year earlier. Diluted net income per common share for the fourth quarter was $0.69, up from $0.58 per common share reported in the fourth quarter of the previous year.
At its January 2018 meeting, the 1st Source Board of Directors approved a cash dividend of $0.22 per common share, an increase of 10.00% over the prior quarter. The cash dividend is payable to shareholders of record on February 5, 2018 and will be paid on February 15, 2018.

According to Christopher J. Murphy III, Chairman, “1st Source Corporation had a record year and 2017 was our 30th consecutive year of dividend growth. Quarterly average deposits have increased 6.45% over the fourth quarter 2016 and 3.49% compared to third quarter 2017. Annual average deposits for 2017 are up 4.43% from 2016. The company experienced strong loan growth in 2017. Average loans and leases increased 7.15% in the fourth quarter of 2017 over the fourth quarter of 2016. Year over year, average loans and leases grew by 5.34%. Credit quality remains stable.
We are proud of the way we serve our clients. At December's annual meeting for the Indiana District of the U.S. Small Business Administration (SBA), we received the “Gold Level Award” for the Community Bank category for the fifth year in a row. Among community banks with less than $10 billion in assets, the award honors 1st Source Bank as #1 for delivering the greatest number of SBA loans in Indiana in 2017, helping small businesses grow and succeed in our communities. This award is confirmation of our commitment to delivering outstanding client service. This commitment exists whether our client prefers to bank in person, on-line or through their mobile device.
The new federal tax rate should have a positive impact on net income in 2018 and provide additional funds to invest in our people, our technologies, our client service and our branch, on-line, and mobile delivery channels. Of course, as the leading financial institution in our market, we will maintain attractive wage levels matching pay with skills, education, experience and job requirements. And we will continue to invest in the educational and personal development of our colleagues so we continue to grow together.” Mr. Murphy added.

FOURTH QUARTER 2017 FINANCIAL RESULTS
Loans
Average loans and leases of $4.45 billion increased $296.88 million, up 7.15% in the fourth quarter of 2017 from the year ago quarter and have increased $59.05 million, up 1.35% from the third quarter. Annual average loans and leases of $4.33 billion increased $219.87 million, up 5.34% from the same period in 2016.
Deposits
Average deposits of $4.69 billion grew $283.92 million, up 6.45% for the quarter ended December 31, 2017 and have increased $157.88 million, up 3.49% compared to the third quarter. Annual average deposits for 2017 were $4.49 billion an increase of $190.55 million, up 4.43% from 2016.
Net Interest Income and Net Interest Margin
Fourth quarter 2017 net interest income of $48.81 million increased $5.43 million, up 12.52% from the fourth quarter a year ago and increased $1.59 million, up 3.36% from the third quarter.
For the twelve months of 2017, tax equivalent net interest income was $187.43 million, an increase of $15.94 million, up 9.30% compared to the same period a year ago.
Fourth quarter 2017 net interest margin was 3.57%. This was an increase of 18 basis points from the 3.39% for the same period in 2016 and an increase of 4 basis points from the 3.53% in the third quarter. Fourth quarter 2017 net interest margin on a fully tax-equivalent basis was 3.61%, an increase of 19 basis points from the 3.42% for the same period in 2016 and an increase of 4 basis points from the 3.57% in the third quarter.

Net interest margin for the year ending December 31, 2017 was 3.54%, an increase of 15 basis points from the 3.39% for the year ending December 31, 2016. Net interest margin on a fully tax-equivalent basis for the year ending December 31, 2017 was 3.57%, an increase of 14 basis points from the 3.43% for the year ending December 31, 2016.
Noninterest Income
Noninterest income increased $3.32 million or 14.83% and $9.76 million or 10.97% in the three and twelve month periods ended December 31, 2017, respectively over the same periods a year ago. The increase in noninterest income was mainly due to higher equipment rental income resulting from an increase in the average lease portfolio, gains on the sale of available-for-sale equity securities, increased trust and wealth advisory fees, improved customer swap fees, and higher debit card income offset by reduced partnership gains resulting from the liquidation of an investment during 2016.
Noninterest Expense
Noninterest expense increased $5.55 million or 13.29% and $10.35 million or 6.33% for the three and twelve months ended December 31, 2017, respectively over the comparable periods a year ago. Excluding depreciation on leased equipment, annual noninterest expenses were up $6.82 million or 4.80%. The increase in noninterest expense was primarily due to higher depreciation on leased equipment, increased charitable contributions, increased loan and lease collection and repossession expenses and higher consulting fees, offset by reduced group insurance claims, lower FDIC insurance assessments and gains on the sale of leased equipment, fixed assets and repossessions. Depreciation on leased equipment was higher as a result of an increase in the average lease portfolio. Loan and lease collection and repossession expenses increased mainly due to lower recoveries on repurchased mortgage loans, fewer gains on the sale of other real estate owned, higher valuation adjustments and an increase in general collection and repossession expenses. Consulting fees grew in 2017 primarily due to the CRM system project.
Credit
The reserve for loan and lease losses as of December 31, 2017 and September 30, 2017 was 2.10% of total loans and leases compared to 2.11% at December 31, 2016. Net charge-offs of $2.11 million were recorded for the fourth quarter of 2017 compared with net charge-offs of $1.10 million in the same quarter a year ago. Net charge-offs for the full year were $2.64 million in 2017, compared to net charge-offs of $5.40 million in 2016.
The provision for loan and lease losses for the fourth quarter and full year of 2017 increased $2.88 million and $3.15 million, respectively compared with the same periods in 2016.
The ratio of nonperforming assets to net loans and leases was 0.67% as of December 31, 2017, comparable to the 0.70% on December 31, 2016 and the 0.64% on September 30, 2017.

Capital
1st Source continued its strong capital position and as of December 31, 2017, the common equity-to-assets ratio was 12.20% compared to 12.24% at September 30, 2017 and 12.26% a year ago. The tangible common equity-to-tangible assets ratio was 10.94% at December 31, 2017 and 10.95% at September 30, 2017 compared to 10.89% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.35% at December 31, 2017 compared to 12.52% at September 30, 2017 and 12.59% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 23 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2017 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
AVERAGE BALANCES
Assets	$5,818,837	$5,706,072	$5,461,990	$5,638,322	$5,360,685
Earning assets	5,418,305	5,300,838	5,097,192	5,251,094	5,003,922
Investments	884,209	858,572	828,955	854,879	812,501
Loans and leases	4,446,794	4,387,748	4,149,913	4,333,375	4,113,508
Deposits	4,686,145	4,528,267	4,402,225	4,493,247	4,302,701
Interest bearing liabilities	3,985,709	3,937,159	3,729,397	3,889,169	3,695,309
Common shareholders’ equity	719,058	709,276	675,915	702,419	663,703

INCOME STATEMENT DATA
Net interest income	$48,814	$47.229	$43,383	$185,631	$169,659
Net interest income - FTE(1)	49,249	47,670	43,837	187,426	171,484
Provision for loan and lease losses	3,622	1,620	742	8,980	5,833
Noninterest income	25,671	25,592	22,356	98,706	88,945
Noninterest expense	47,313	44,460	41,761	173,997	163,645
Net income	17,994	17,182	15,225	68,051	57,786

PER SHARE DATA
Basic net income per common share	$0.69	$0.66	$0.58	$2.60	$2.22
Diluted net income per common share	0.69	0.66	0.58	2.60	2.22
Common cash dividends declared	0.20	0.19	0.18	0.76	0.72
Book value per common share	27.70	27.39	26.00	27.70	26.00
Tangible book value per common share(1)	24.47	24.16	22.75	24.47	22.75
Market value - High	53.29	51.80	45.61	53.29	45.61
Market value - Low	47.16	44.59	33.27	42.15	27.01
Basic weighted average common shares outstanding	25,936,508	25,935,867	25,873,552	25,925,820	25,879,397
Diluted weighted average common shares outstanding	25,936,508	25,935,867	25,873,552	25,925,820	25,879,397

KEY RATIOS
Return on average assets	1.23%	1.19%	1.11%	1.21%	1.08%
Return on average common shareholders’ equity	9.93	9.61	8.96	9.69	8.71
Average common shareholders’ equity to average assets	12.36	12.43	12.37	12.46	12.38
End of period tangible common equity to tangible assets(1)	10.94	10.95	10.89	10.94	10.89
Risk-based capital - Common Equity Tier 1(2)	12.35	12.52	12.59	12.35	12.59
Risk-based capital - Tier 1(2)	13.44	13.65	13.80	13.44	13.80
Risk-based capital - Total(2)	14.70	14.94	15.12	14.70	15.12
Net interest margin	3.57	3.53	3.39	3.54	3.39
Net interest margin - FTE(1)	3.61	3.57	3.42	3.57	3.43
Efficiency ratio: expense to revenue	63.52	61.05	63.53	61.19	63.28
Efficiency ratio: expense to revenue - adjusted(1)	60.09	57.98	59.87	57.66	60.24
Net charge offs to average loans and leases	0.19	0.01	0.11	0.06	0.13
Loan and lease loss reserve to loans and leases	2.10	2.10	2.11	2.10	2.11
Nonperforming assets to loans and leases	0.67	0.64	0.70	0.67	0.70

	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
END OF PERIOD BALANCES
Assets	$5,887,284	$5,806,735	$5,687,230	$5,501,526	$5,486,268
Loans and leases	4,527,678	4,436,718	4,381,314	4,234,862	4,188,071
Deposits	4,752,730	4,573,712	4,482,036	4,336,976	4,333,760
Reserve for loan and lease losses	94,883	93,372	91,914	90,118	88,543
Goodwill and intangible assets	83,742	83,795	83,848	83,960	84,102
Common shareholders’ equity	718,537	710,497	699,202	685,934	672,650

ASSET QUALITY
Loans and leases past due 90 days or more	$459	$208	$178	$344	$416
Nonaccrual loans and leases	19,405	15,066	15,923	18,090	19,907
Other real estate	1,312	1,341	710	916	704
Repossessions	10,114	12,913	13,052	8,121	9,373
Equipment owned under operating leases	9	14	21	27	34
Total nonperforming assets	$31,299	$29,542	$29,884	$27,498	$30,434
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2017	2017	2017	2016
ASSETS
Cash and due from banks	$73,635	$64,636	$63,473	$58,578
Federal funds sold and interest bearing deposits with other banks	4,398	34,788	12,561	49,726
Investment securities available-for-sale	904,033	893,973	850,314	850,467
Other investments	25,953	25,953	24,238	22,458
Mortgages held for sale	13,123	11,000	16,204	15,849
Loans and leases, net of unearned discount:
Commercial and agricultural	929,997	893,174	876,404	812,264
Auto and light truck	496,816	505,126	512,021	411,764
Medium and heavy duty truck	296,935	287,975	290,687	294,790
Aircraft	844,657	816,120	787,516	802,414
Construction equipment	563,437	541,838	539,097	495,925
Commercial real estate	741,568	740,345	720,078	719,170
Residential real estate and home equity	526,122	524,071	526,592	521,931
Consumer	128,146	128,069	128,919	129,813
Total loans and leases	4,527,678	4,436,718	4,381,314	4,188,071
Reserve for loan and lease losses	(94,883)	(93,372)	(91,914)	(88,543)
Net loans and leases	4,432,795	4,343,346	4,289,400	4,099,528
Equipment owned under operating leases, net	139,581	145,975	144,509	118,793
Net premises and equipment	54,612	53,324	54,783	56,708
Goodwill and intangible assets	83,742	83,795	83,848	84,102
Accrued income and other assets	155,412	149,945	147,900	130,059
Total assets	$5,887,284	$5,806,735	$5,687,230	$5,486,268

LIABILITIES
Deposits:
Noninterest bearing demand	$1,064,271	$1,019,106	$979,801	$991,256
Interest-bearing deposits:
Interest-bearing demand	1,554,898	1,493,187	1,519,419	1,471,526
Savings	863,588	825,147	832,341	814,326
Time	1,269,973	1,236,272	1,150,475	1,056,652
Total interest-bearing deposits	3,688,459	3,554,606	3,502,235	3,342,504
Total deposits	4,752,730	4,573,712	4,482,036	4,333,760
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	205,834	148,001	148,109	162,913
Other short-term borrowings	8,761	168,764	158,474	129,030
Total short-term borrowings	214,595	316,765	306,583	291,943
Long-term debt and mandatorily redeemable securities	70,060	70,482	70,438	74,308
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	72,598	76,515	70,207	54,843
Total liabilities	5,168,747	5,096,238	4,988,028	4,813,618

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2017, September 30, 2017, June 30, 2017, and December 31, 2016, respectively	436,538	436,538	436,538	436,538
Retained earnings	339,959	327,149	314,889	290,824
Cost of common stock in treasury (2,268,910, 2,269,544, 2,270,350, and 2,329,909 shares at December 31, 2017, September 30, 2017, June 30, 2017, and December 31, 2016, respectively)	(54,628)	(54,643)	(54,662)	(56,056)
Accumulated other comprehensive (loss) income	(3,332)	1,453	2,437	1,344
Total shareholders’ equity	718,537	710,497	699,202	672,650
Total liabilities and shareholders’ equity	$5,887,284	$5,806,735	$5,687,230	$5,486,268

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Interest income:
Loans and leases	$51,381	$50,429	$44,407	$194,726	$175,999
Investment securities, taxable	3,761	3,048	3,273	13,693	11,777
Investment securities, tax-exempt	585	628	679	2,573	2,740
Other	458	325	365	1,393	1,244
Total interest income	56,185	54,430	48,724	212,385	191,760
Interest expense:
Deposits	5,771	5,186	3,827	19,202	15,267
Short-term borrowings	220	396	95	1,115	525
Subordinated notes	870	1,022	1,055	4,002	4,220
Long-term debt and mandatorily redeemable securities	510	597	364	2,435	2,089
Total interest expense	7,371	7,201	5,341	26,754	22,101
Net interest income	48,814	47,229	43,383	185,631	169,659
Provision for loan and lease losses	3,622	1,620	742	8,980	5,833
Net interest income after provision for loan and lease losses	45,192	45,609	42,641	176,651	163,826
Noninterest income:
Trust and wealth advisory	5,315	5,037	4,834	20,980	19,256
Service charges on deposit accounts	2,393	2,468	2,304	9,564	9,053
Debit card	3,090	2,983	2,727	11,809	10,887
Mortgage banking	1,059	1,486	1,001	4,796	4,496
Insurance commissions	1,383	1,429	1,367	5,889	5,513
Equipment rental	8,046	7,917	6,616	30,381	25,863
Gains on investment securities available-for-sale	1,583	1,007	1,006	4,340	1,796
Other	2,802	3,265	2,501	10,947	12,081
Total noninterest income	25,671	25,592	22,356	98,706	88,945
Noninterest expense:
Salaries and employee benefits	22,839	22,016	22,156	86,912	86,837
Net occupancy	2,856	2,806	2,443	10,624	9,686
Furniture and equipment	5,505	5,363	5,001	20,769	19,500
Depreciation — leased equipment	6,674	6,565	5,563	25,215	21,678
Professional fees	2,296	1,765	1,508	6,810	5,161
Supplies and communication	1,444	1,316	1,106	5,355	5,244
FDIC and other insurance	648	693	710	2,537	3,147
Business development and marketing	3,125	1,199	1,668	7,477	4,936
Loan and lease collection and repossession	666	1,093	464	2,724	1,600
Other	1,260	1,644	1,142	5,574	5,856
Total noninterest expense	47,313	44,460	41,761	173,997	163,645
Income before income taxes	23,550	26,741	23,236	101,360	89,126
Income tax expense	5,556	9,559	8,011	33,309	31,340
Net income	$17,994	$17,182	$15,225	$68,051	$57,786
Per common share:
Basic net income per common share	$0.69	$0.66	$0.58	$2.60	$2.22
Diluted net income per common share	$0.69	$0.66	$0.58	$2.60	$2.22
Cash dividends	$0.20	$0.19	$0.18	$0.76	$0.72
Basic weighted average common shares outstanding	25,936,508	25,935,867	25,873,552	25,925,820	25,879,397
Diluted weighted average common shares outstanding	25,936,508	25,935,867	25,873,552	25,925,820	25,879,397

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$764,239	$3,761	1.95%	$733,471	$3,048	1.65%	$696,110	$3,273	1.87%
Tax-exempt(1)	119,970	853	2.82%	125,101	917	2.91%	132,845	983	2.94%
Mortgages held for sale	10,654	107	3.98%	12,832	126	3.90%	14,615	128	3.48%
Loans and leases, net of unearned discount(1)	4,446,794	51,441	4.59%	4,387,748	50,455	4.56%	4,149,913	44,429	4.26%
Other investments	76,648	458	2.37%	41,686	325	3.09%	103,709	365	1.40%
Total earning assets(1)	5,418,305	56,620	4.15%	5,300,838	54,871	4.11%	5,097,192	49,178	3.84%
Cash and due from banks	64,356			62,373			62,689
Reserve for loan and lease losses	(94,265)			(93,162)			(89,618)
Other assets	430,441			436,023			391,727
Total assets	$5,818,837			$5,706,072			$5,461,990

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,644,989	$5,771	0.63%	$3,543,037	$5,186	0.58%	$3,406,478	$3,827	0.45%
Short-term borrowings	211,786	220	0.41%	265,014	396	0.59%	189,895	95	0.20%
Subordinated notes	58,764	870	5.87%	58,764	1,022	6.90%	58,764	1,055	7.14%
Long-term debt and mandatorily redeemable securities	70,170	510	2.88%	70,344	597	3.37%	74,260	364	1.95%
Total interest-bearing liabilities	3,985,709	7,371	0.73%	3,937,159	7,201	0.73%	3,729,397	5,341	0.57%
Noninterest-bearing deposits	1,041,156			985,230			995,747
Other liabilities	72,914			74,407			60,931
Shareholders’ equity	719,058			709,276			675,915
Total liabilities and shareholders’ equity	$5,818,837			$5,706,072			$5,461,990
Less: Fully tax-equivalent adjustments		(435)			(441)			(454)
Net interest income/margin (GAAP-derived)(1)		$48,814	3.57%		$47,229	3.53%		$43,383	3.39%
Fully tax-equivalent adjustments		435			441			454
Net interest income/margin - FTE(1)		$49,249	3.61%		$47,670	3.57%		$43,837	3.42%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$728,501	$13,693	1.88%	$684,503	$11,777	1.72%
Tax-exempt(1)	126,378	3,747	2.96%	127,998	3,981	3.11%
Mortgages held for sale	10,754	429	3.99%	12,396	467	3.77%
Loans and leases, net of unearned discount(1)	4,333,375	194,918	4.50%	4,113,508	176,116	4.28%
Other investments	52,086	1,393	2.67%	65,517	1,244	1.90%
Total earning assets(1)	5,251,094	214,180	4.08%	5,003,922	193,585	3.87%
Cash and due from banks	62,137			60,753
Reserve for loan and lease losses	(92,187)			(90,206)
Other assets	417,278			386,216
Total assets	$5,638,322			$5,360,685

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$3,510,197	$19,202	0.55%	$3,358,827	$15,267	0.45%
Short-term borrowings	245,235	1,115	0.45%	210,876	525	0.25%
Subordinated notes	58,764	4,002	6.81%	58,764	4,220	7.18%
Long-term debt and mandatorily redeemable securities	74,973	2,435	3.25%	66,842	2,089	3.13%
Total interest-bearing liabilities	3,889,169	26,754	0.69%	3,695,309	22,101	0.60%
Noninterest-bearing deposits	983,050			943,874
Other liabilities	63,684			57,799
Shareholders’ equity	702,419			663,703
Total liabilities and shareholders’ equity	$5,638,322			$5,360,685
Less: Fully tax-equivalent adjustments		(1,795)			(1,825)
Net interest income/margin (GAAP-derived)(1)		$185,631	3.54%		$169,659	3.39%
Fully tax-equivalent adjustments		1,795			1,825
Net interest income/margin - FTE(1)		$187,426	3.57%		$171,484	3.43%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2017	2017	2016	2017	2016
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$56,185	$54,430	$48,724	$212,385	$191,760
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	167	152	150	621	584
(C)	- Tax-exempt investment securities	268	289	304	1,174	1,241
(D)	Interest income - FTE (A+B+C)	56,620	54,871	49,178	214,180	193,585
(E)	Interest expense (GAAP)	7,371	7,201	5,341	26,754	22,101
(F)	Net interest income (GAAP) (A–E)	48,814	47,229	43,383	185,631	169,659
(G)	Net interest income - FTE (D–E)	49,249	47,670	43,837	187,426	171,484
(H)	Annualization factor	3.967	3.967	3.978	1.000	1.000
(I)	Total earning assets	$5,418,305	$5,300,838	$5,097,192	$5,251,094	$5,003,922
	Net interest margin (GAAP-derived) (F*H)/I	3.57%	3.53%	3.39%	3.54%	3.39%
	Net interest margin - FTE (G*H)/I	3.61%	3.57%	3.42%	3.57%	3.43%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$48,814	$47,229	$43,383	$185,631	$169,659
(G)	Net interest income - FTE	49,249	47,670	43,837	187,426	171,484
(J)	Plus: noninterest income (GAAP)	25,671	25,592	22,356	98,706	88,945
(K)	Less: gains/losses on investment securities and partnership investments	(1,441)	(1,336)	(974)	(4,569)	(3,873)
(L)	Less: depreciation - leased equipment	(6,674)	(6,565)	(5,563)	(25,215)	(21,678)
(M)	Total net revenue (GAAP) (F+J)	74,485	72,821	65,739	284,337	258,604
(N)	Total net revenue - adjusted (G+J–K–L)	66,805	65,361	59,656	256,348	234,878
(O)	Noninterest expense (GAAP)	47,313	44,460	41,761	173,997	163,645
(L)	Less: depreciation - leased equipment	(6,674)	(6,565)	(5,563)	(25,215)	(21,678)
(P)	Less: contribution expense limited to gains on investment securities in (K)	(498)	—	(484)	(959)	(484)
(Q)	Noninterest expense - adjusted (O–L–P)	40,141	37,895	35,714	147,823	141,483
	Efficiency ratio (GAAP-derived) (O/M)	63.52%	61.05%	63.53%	61.19%	63.28%
	Efficiency ratio - adjusted (Q/N)	60.09%	57.98%	59.87%	57.66%	60.24%

		End of Period
		December 31,	September 30,	December 31,
		2017	2017	2016
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$718,537	$710,497	$672,650
(S)	Less: goodwill and intangible assets	(83,742)	(83,795)	(84,102)
(T)	Total tangible common shareholders’ equity (R–S)	$634,795	$626,702	$588,548
(U)	Total assets (GAAP)	5,887,284	5,806,735	5,486,268
(S)	Less: goodwill and intangible assets	(83,742)	(83,795)	(84,102)
(V)	Total tangible assets (U–S)	$5,803,542	$5,722,940	$5,402,166
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.20%	12.24%	12.26%
	Tangible common equity-to-tangible assets ratio (T/V)	10.94%	10.95%	10.89%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$718,537	$710,497	$672,650
(W)	Actual common shares outstanding	25,936,764	25,936,130	25,875,765
	Book value per common share (GAAP-derived) (R/W)*1000	$27.70	$27.39	$26.00
	Tangible common book value per share (T/W)*1000	$24.47	$24.16	$22.75
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